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                                                                     EXHIBIT 5.1

                            GRAYDON, HEAD & RITCHEY
                            1900 FIFTH THIRD CENTER
                             CINCINNATI, OHIO 45202

                                          February 26, 1997

Jacor Communications, Inc.
50 East RiverCenter Boulevard
12th Floor
Covington, KY 41011

Re: Issuance of up to 500,000 Shares of Common Stock upon exercise of 4,436,076
    Common Stock Purchase Warrants of Jacor Communications, Inc. Pursuant to Registration Statement on Form S-3 (File No. 333-21419) Filed with the Securities and Exchange Commission

Gentlemen:

    We have acted as counsel to Jacor Communications, Inc. ("Company"), a Delaware corporation, in connection with the issuance of up to 500,000 Shares of Common Stock upon exercise of the 4,436,076 Common Stock Purchase Warrants issued in connection with the merger of Regent Communications, Inc. with and into the Company (the "Merger"), and the simultaneous acquisition of the Company of Southwest Radio Las Vegas, Inc. (the "Acquisition"), as set forth in the Form S-3 Registration Statement (File No. 333-21419), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission.

    As counsel for the Company we have made such legal and factual examinations and inquiries as we deem advisable for the purpose of rendering this opinion. In addition, we have examined such documents and materials, including the Certificate of Incorporation, Bylaws, and other corporate records of the Company, as we have deemed necessary for the purpose of this opinion.

    On the basis of the foregoing, we are of the opinion that the 500,000 Shares of Common Stock of the Company issuable upon the exercise of the Common Stock Purchase Warrants are currently validly authorized and, when issued as contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable shares of Common Stock of the Company.

    We hereby consent to the filing of this opinion as part of the above-referenced Registration Statement and amendments thereto and to the reference to our firm in the Proxy Statement/Information Statement/ Prospectus under the caption "Legal Matters."

                                Very truly yours,

                                GRAYDON, HEAD & RITCHEY

                                By:           /s/ RICHARD G. SCHMALZL
                                     ------------------------------------------
                                                Richard G. Schmalzl
                                                      PARTNER